Exhibit 24.2

POWER OF ATTORNEY

I, the undersigned director of Ocular Therapeutix Inc., hereby severally constitute and appoint Antony Mattessich and Donald Notman, and each of them singly, my true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for me and in my name in the capacity indicated below Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-251327) and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in my name and on my behalf in my capacity as a director to enable Ocular Therapeutix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

/s/ Merilee Raines	Director	February 26, 2022
Merilee Raines